EX-99.h.1.iii

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (“Agreement”) dated as of November 1, 2014 is entered into by and between Delaware Service Company, Inc., a Delaware corporation (“Assignor”), and Delaware Investments Fund Services Company, a Delaware statutory trust (“Assignee”).

WITNESSETH

WHEREAS, Assignor is a party to certain Shareholder Services Agreements listed on Schedule A between certain fund registrants on behalf of the funds listed on Schedule A and Assignor (the “Assigned Contract”); and

WHEREAS, Assignee is a wholly-owned subsidiary of Assignor that was formed for the purposes of, among other things, to provide, or contract for the provision of, the following services to mutual fund clients: transfer agent services; shareholder servicing; fund accounting services; and oversight of transfer agent services, shareholder services and fund accounting services; and

WHEREAS, Assignor desires to contribute and assign to Assignee all of Assignor’s right, title and interest in and to the Assigned Contract and Assignee desires to assume Assignor’s obligations under the Assigned Contract.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound, Assignee and Assignor hereby agree as follows:

1. Assignment. Assignor hereby contributes, grants, transfers, sets over, conveys, assigns and delivers to Assignee, its successors and assigns, all of its title, rights, interests, benefits and privileges in and to the Assigned Contract.

2. Assumption. Assignee hereby undertakes, assumes and agrees to perform, pay and discharge when due all of the obligations under the Assigned Contract arising and accruing from and after the date hereof. For the sake of clarity, Assignee shall not assume or be responsible for obligations under the Assigned Contract that pertain to periods prior to the date hereof or that relate to any failure to perform, improper performance or other breach, default or violation by Assignor prior to the date hereof.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the conflicts of laws principles.

4. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

5. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original hereof and all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, Assignee and Assignor have each caused this Agreement to be duly executed in its corporate name by a duly authorized representative as of the 1st day of November, 2014.

ASSIGNOR:

DELAWARE SERVICE COMPANY, INC.

By:	/S/ RICHARD SALUS
Name:
Title:

ASSIGNEE:

DELAWARE INVESTMENTS FUND
SERVICES COMPANY

By:	/S/ RICHARD SALUS
Name:
Title:

SCHEDULE A

REGISTRANT/FUND
Delaware Group® Adviser Funds
Delaware Diversified Income Fund
Delaware Global Real Estate Opportunities Fund
Delaware U.S. Growth Fund

Delaware Group® Cash Reserve
Delaware Cash Reserve® Fund

Delaware Group® Equity Funds I
Delaware Mid Cap Value Fund

Delaware Group® Equity Funds II
Delaware Value® Fund

Delaware Group® Equity Funds IV
Delaware Healthcare Fund
Delaware Smid Cap Growth Fund

Delaware Group® Equity Funds V
Delaware Dividend Income Fund
Delaware Small Cap Core Fund
Delaware Small Cap Value Fund

Delaware Group® Foundation Funds
(Delaware Foundation Funds®)
Delaware Foundation® Conservative Allocation Fund
Delaware Foundation® Growth Allocation Fund
Delaware Foundation® Moderate Allocation Fund

Delaware Group® Global & International Funds
Delaware Emerging Markets Fund
Delaware Focus Global Growth Fund
Delaware Global Value Fund
Delaware International Value Equity Fund

Delaware Group® Government Fund
Delaware Core Plus Bond Fund
Delaware Emerging Markets Debt Fund
Delaware Inflation Protected Bond Fund

REGISTRANT/FUND
Delaware Group® Income Funds
Delaware Corporate Bond Fund
Delaware Diversified Floating Rate Fund
Delaware Extended Duration Bond Fund
Delaware High-Yield Opportunities Fund

Delaware Group® Limited-Term Government Funds
Delaware Limited-Term Diversified Income Fund

Delaware Group® State Tax-Free Income Trust
Delaware Tax-Free Pennsylvania Fund

Delaware Group® Tax-Free Fund
Delaware Tax-Free USA Fund
Delaware Tax-Free USA Intermediate Fund

Delaware Pooled® Trust
The Core Plus Fixed Income Portfolio
The Emerging Markets Portfolio
The Emerging Markets Portfolio II
The Focus Smid-Cap Growth Equity Portfolio
The High-Yield Bond Portfolio
The International Equity Portfolio
The Labor Select International Equity Portfolio
The Large-Cap Growth Equity Portfolio
The Large-Cap Value Equity Portfolio
The Real Estate Investment Trust Portfolio
(also known as Delaware REIT Fund)
The Select 20 Portfolio

Delaware VIP® Trust
Delaware VIP® Diversified Income Series
Delaware VIP® Emerging Markets Series
Delaware VIP® High Yield Series
Delaware VIP® International Value Equity Series
Delaware VIP® Limited-Term Diversified Income Series
Delaware VIP® REIT Series
Delaware VIP® Small Cap Value Series
Delaware VIP® Smid Cap Growth Series
Delaware VIP® U.S. Growth Series
Delaware VIP® Value Series

REGISTRANT/FUND
Voyageur Insured Funds
Delaware Tax-Free Arizona Fund

Voyageur Intermediate Tax Free Funds
Delaware Tax-Free Minnesota Intermediate Fund

Voyageur Mutual Funds
Delaware Minnesota High-Yield Municipal Bond Fund
Delaware National High-Yield Municipal Bond Fund
Delaware Tax-Free California Fund
Delaware Tax-Free Idaho Fund
Delaware Tax-Free New York Fund

Voyageur Mutual Funds II
Delaware Tax-Free Colorado Fund

Voyageur Mutual Funds III
Delaware Select Growth Fund

Voyageur Tax Free Funds
Delaware Tax-Free Minnesota Fund